UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File	(I.R.S. Employer
	Number)	Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.

     Luminex Corporation (the “Company”) is filing this Current Report on Form 8-K in order to correct certain information previously provided to the public during its telephonic and webcast investor conference held on December 8, 2004. The corrections are summarized below and relate to the information presented on two slides that were simulcast with the presentation on December 8, 2004. The corrected slide presentation relating to the December 8, 2004 investor conference may be accessed on the Investor Relations page of the Company’s website.

     The columns labeled “CAGR (%)” on the tables set forth on slides 9 and 35 of the slide presentation have been corrected as follows and were the result of inadvertent computational errors:

Initial Slides	Corrected Slides
12% 6% 20% 18% 12% N/A 15%	17% 8% 30% 25% 18% N/A 22%

     This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained herein, and in the aforementioned slide presentation, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18, and shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: January 18, 2005	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer